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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2003 relating to the financial statements and financial statement schedule of Larscom Incorporated, which appears in Larscom Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

San  Jose, California
June 9, 2003